UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 01, 2026

INOGEN, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36309	33-0989359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Cummings Center Suite 2800
Beverly, Massachusetts		01915
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (805) 562-0500

(Former address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	INGN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer

On June 2, 2026, the Board of Directors (“Board”) of Inogen, Inc. (the “Company”) appointed Andrew (Andy) Reding to serve as Executive Vice President, Chief Operating Officer (“COO”) of the Company, effective July 6, 2026.

Mr. Reding, 56, served as Chief Commercial Officer of Viant Medical from September 2020 to March 2026 where he led the commercial function and teams supporting complex medical device design and manufacturing programs. Prior to joining Viant Medical, Mr. Reding served as Vice President and General Manager at Hillrom Respiratory Health from 2015 to 2020. Prior to that, he held a variety of senior leadership roles at Trumpf Medical Systems, which was acquired by Hillrom. Mr. Reding received a masters degree in business and administration from the University of South Carolina and a bachelor’s degree in business administration and English from Marquette University.

On June 2, 2026, the Board, upon the recommendation of the Compensation Committee of the Board (the “Compensation Committee”), approved, and the Company entered into, an employment and severance agreement with Mr. Reding (the “employment agreement”), effective July 6, 2026 (the “Effective Date”). Mr. Reding’s employment under the employment agreement will begin on the Effective Date and is at will and may be terminated at any time by the Company or by Mr. Reding. Pursuant to the employment agreement, Mr. Reding will receive an annual base salary of $500,000 and a target annual performance bonus opportunity of seventy percent (70%) of his annual base salary. The employment agreement provides for a cash sign-on bonus of $100,000, which is repayable on a pro-rata basis if, prior to the second anniversary of the Effective Date, Mr. Reding’s employment is terminated by the Company for cause or Mr. Reding resigns without good reason (in each case as defined in the employment agreement). In addition, the employment agreement provides that the Company will pay Mr. Reding $2,500 within thirty (30) days of the Effective Date to cover legal fees incurred in connection with entry into the employment agreement.

The employment agreement also provides for an equity award of time-based restricted stock units (“RSUs”) covering 130,000 shares of the Company’s common stock. Subject to Mr. Reding’s continued service with the Company, one-third of the RSUs will vest annually over three years.

The RSUs will be granted on the Effective Date and are subject to the terms and conditions of the related award agreement. The RSUs will be granted as independent inducement awards outside of the terms of the Company’s existing equity incentive plans in compliance with an exemption from Nasdaq’s shareholder approval requirements under Nasdaq Stock Market Rule 5635(c)(4).

The employment agreement also provides that Mr. Reding will be eligible to receive equity awards pursuant to any plans or arrangements that the Company may have in effect from time to time, and as approved by the Board or the Compensation Committee.

Mr. Reding’s employment agreement also provides that if, outside of the period beginning on the date three months before, and ending on the date 12 months following, a change of control (as defined in the employment agreement) (such period, the “change of control period”), his employment with the Company is terminated by the Company without cause (excluding by reason of death or disability) or he resigns for good reason, he will be eligible to receive the following severance benefits:

•
continued payment of his base salary for a period of 12 months following his termination date; and
•
for up to 12 months following his termination date, under the Consolidated Omnibus Budget Reconciliation Act of 1986 ("COBRA"), he and his eligible dependents will only be required to pay the portion of the costs of medical benefits as he was required to pay as of the date of his termination, or he will receive taxable monthly payments for the equivalent period in the event the Company determines that the COBRA subsidy could violate applicable law.

The employment agreement further provides that if, during the change of control period, Mr. Reding’s employment with the Company is terminated by the Company without cause (excluding by reason of death or disability) or he resigns for good reason, he will be eligible to receive the same severance benefits described above, except that he will receive continued payment of his base salary for a period of 24 months following his termination date.

Mr. Reding’s receipt of the severance benefits described above is conditioned on his timely signing and not revoking a release of claims, resigning all directorships, committee memberships or any other positions he holds with the Company, and continuing to comply with certain covenants in the employment agreement and in his confidential information, invention assignment, and arbitration agreement with the Company.

If any of the payments provided for under the employment agreement or otherwise payable to Mr. Reding would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code (the “Code”) and would be subject to the related excise tax under Section 4999 of the Code, then he will be entitled to receive either full payment of benefits or such lesser amount that would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to him.

The summary of Mr. Reding’s employment agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the employment agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

In addition, Inogen has entered into its standard form of indemnification agreement with Mr. Reding. The form indemnification agreement was filed with the Securities and Exchange Commission on November 27, 2013 as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 and is incorporated herein by reference. Mr. Reding has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor are any such transactions currently proposed. There is no arrangement or understanding between Mr. Reding or any other person pursuant to which Mr. Reding was selected as an officer. There are no family relationships between Mr. Reding and any of the Company’s directors or executive officers.

Item 7.01. Regulation FD Disclosure.

On July 1, 2026, the Company issued a press release announcing the Chief Operating Officer appointment described in this Current Report on Form 8-K. A copy of the press release is furnished herewith as Exhibit 99.1.

The information set forth under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	Employment and Severance Agreement by and between the Company and Andrew Reding, effective as of July 6, 2026.
99.1	Press Release dated July 1, 2026.
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INOGEN, INC.

Date:	July 1, 2026	By:	/s/ Jason Richardson
Jason Richardson Executive Vice President, Chief Financial Officer Treasurer (Principal Accounting and Financial Officer)